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                                                                   EXHIBIT 5

                   [LETTERHEAD OF SIMPSON THACHER & BARTLETT]




                                          September 30, 1999





CONSOLIDATED CONTAINER COMPANY LLC
CONSOLIDATED CONTAINER CAPITAL, INC.
2515 McKinney Avenue
Suite 850
Dallas, Texas  75201

Ladies and Gentlemen:

              We have acted as counsel to Consolidated Container Company LLC, a Delaware limited liability company (the "Company"), Consolidated Container Capital, Inc., a Delaware corporation ("Capital" and, together with the Company, the "Issuers"), and to Reid Plastics Group LLC, a Delaware limited liability company ("Reid"), Plastic Containers LLC, a Delaware limited liability company ("Plastic Containers"), Continental Plastic Containers LLC, a Delaware limited liability company ("Continental"), and Continental Caribbean Containers, Inc., a Delaware corporation ("Caribbean" and, together with Reid, Plastic Containers and Continental, the "Guarantors"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Issuers and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Issuers of $185,000,000 aggregate principal amount of their 10 1/8% Senior


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CONSOLIDATED CONTAINER COMPANY LLC
CONSOLIDATED CONTAINER CAPITAL, INC.    -2-                September 30, 1999


Subordinated Notes due 2009 (the "Exchange Securities") and the issuance by the Guarantors of guarantees (the "Guarantees") with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an indenture (the "Indenture") dated as of July 1, 1999 among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The Exchange Securities and the Guarantees will be offered in exchange for $185,000,000 aggregate principal amount of their outstanding 10 1/8% Senior Subordinated Notes due 2009 and the related Guarantees of the Guarantors.

              We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials, of officers and representatives of the Issuers and the Guarantors and of officers and representatives of Consolidated Container Holdings LLC, a Delaware limited liability company and the owner of 100% of the member units of the Company.

              In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.


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CONSOLIDATED CONTAINER COMPANY LLC
CONSOLIDATED CONTAINER CAPITAL, INC.    -3-                September 30, 1999



We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

              Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

              1. When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms.

              2. When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

              Our opinions set forth above are subject to the effects of (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (2) general equitable principles (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing.

              We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.


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CONSOLIDATED CONTAINER COMPANY LLC
CONSOLIDATED CONTAINER CAPITAL, INC.    -4-                September 30, 1999


              We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                  Very truly yours,

                                  /s/ SIMPSON THACHER & BARTLETT
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                                  SIMPSON THACHER & BARTLETT